Exhibit 10.3
EXECUTION VERSION

MORTGAGE ASSET PURCHASE AGREEMENT
This MORTGAGE ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of March 2, 2017 by and among ACRC Lender LLC, a Delaware limited liability company (the “Seller”), and ACRE Commercial Mortgage 2017-FL3 Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Issuer”).
W I T N E S S E T H:
WHEREAS, the Issuer desires to purchase from the Seller and the Seller desires to sell to the Issuer an initial portfolio of Mortgage Assets, each as identified on Exhibit A attached hereto (the “Initial Mortgage Assets”);
WHEREAS, in connection with the sale of such Initial Mortgage Assets to the Issuer, the Seller desires to release any interest it may have in the Initial Mortgage Assets and desires to make certain representations and warranties regarding the Initial Mortgage Assets;
WHEREAS, the Seller or an affiliate thereof may sell to the Issuer, from time to time during the Reinvestment Period (as defined in the Indenture):
(i) Whole Loans or
(ii) Pari Passu Participations
(collectively, the “Reinvestment Assets”, and together with the Initial Mortgage Assets, the “Mortgage Assets”), and the Issuer may purchase such Reinvestment Assets, and all payments and collections thereon after the related Subsequent Seller Transfer Date (as defined herein) from the Seller;
WHEREAS, the Issuer and ACRE Commercial Mortgage 2017-FL3 LLC, a Delaware limited liability company (the “Co-Issuer”), intend to issue (a) the U.S.$170,579,247 Class A First Priority Secured Floating Rate Notes Due March 2034 (the “Class A Notes”), (b) the U.S.$37,527,434 Class A-S Second Priority Secured Floating Rate Notes Due March 2034 (the “Class A-S Notes”), (c) the U.S.$10,234,755 Class B Third Priority Secured Floating Rate Notes Due March 2034 (the “Class B Notes”), (d) the U.S.$20,469,510 Class C Fourth Priority Secured Floating Rate Notes Due March 2034 (the “Class C Notes”), (e) the U.S.$34,115,849 Class D Fifth Priority Secured Floating Rate Notes Due March 2034 (the “Class D Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the “Offered Notes”), and the Issuer intends to issue the (a) the U.S.$20,469,510 Class E Sixth Priority Secured Floating Rate Notes Due March 2034 (the “Class E Notes”), and (b) the U.S. $15,352,132 Class F Seventh Priority Secured Floating Rate Notes Due March 2034 (the “Class F Notes” and together with the Class E Notes and the Offered Notes, the “Notes”) pursuant to an indenture, dated as of March 2, 2017 (the “Indenture”), by and among the Issuer, the Co-Issuer, Wilmington Trust, National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”) and Wells Fargo Bank, National Association, as note administrator (together with any successor note administrator permitted under the Indenture, in such capacity, the “Note Administrator”) and advancing agent;
WHEREAS, pursuant to its Governing Documents, certain resolutions of its Board of Directors and a preferred shares paying agency agreement, the Issuer also intends to issue the U.S.$32,410,056 aggregate notional amount preferred shares (the “Preferred Shares” and, together with the Notes, the “Securities”); and
WHEREAS, the Issuer intends to pledge the Mortgage Assets purchased hereunder by the Issuer to the Trustee as security for the Notes.
NOW, THEREFORE, the parties hereto agree as follows:
1.Defined Terms.
Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to such terms in the Indenture.
“ACRE”: Ares Commercial Real Estate Corporation, a Maryland corporation.
“Asset Documents”: The documents evidencing a Mortgage Asset.
“Assignment of Leases, Rents and Profits”: With respect to any Mortgage, an assignment of leases, rents and profits thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases to the Mortgagee.
“Assignment of Mortgage”: With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Mortgagee.
“Borrower”: With respect to any Mortgage Loan, the related borrower or other obligor thereunder.
“Companion Participation Holder”: With respect to any Pari Passu Participation, the holder of any related participation interest, including without limitation, an Unfunded Future Funding Participation.
“Credit Risk Retention Rule”: As defined in Section 13.
“Cut-Off Date”: With respect to each Initial Mortgage Asset, February 9, 2017 and, with respect to each Reinvestment Asset, the date specified as such in the related Subsequent Transfer Instrument.

“Document Defect”: Any document or documents constituting a part of a Mortgage Asset File that has not been properly executed, has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Asset Schedule on Schedule A of the Indenture or as set forth on an exhibit to a Subsequent Transfer Instrument.
“Exception Schedule”: The schedule identifying any exceptions to the representations and warranties made with respect to the Mortgage Assets to be conveyed hereunder, which is attached hereto as Schedule 1(a) or as attached to any Subsequent Transfer Instrument.
“Future Funding Amount”: As defined in the Indenture.
“Material Breach”: As defined in Section 4(e).
“Material Document Defect”: A Document Defect that materially and adversely affects the value of a Mortgage Asset, the interest of the Noteholders or the ownership interests of the Issuer or any assignee thereof in such Mortgage Asset.
“Mortgage”: With respect to each Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.
“Mortgage Asset File”: As defined in the Indenture.
“Mortgage Loan”: Any Whole Loan or Pari Passu Participated Mortgage Loan, as applicable and as the context may require.
“Mortgage Note”: With respect to each Mortgage Loan, the promissory note evidencing the indebtedness of the related Borrower, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.
“Mortgage Rate”: The stated rate of interest on a Mortgage Loan.
“Mortgaged Property”: With respect to each Mortgage Loan, the real property securing such Mortgage Loan.
“Mortgagee”: With respect to each Mortgage Asset, the party secured by the related Mortgage.
“Pari Passu Participated Mortgage Loan”: Any mortgage loan of which a Pari Passu Participation represents an interest.
“Pari Passu Participation”: Any Mortgage Asset acquired by the Issuer on or after the Closing Date that is a fully funded pari passu participation interest in a whole loan secured by commercial real estate.

“Pari Passu Participation Agreement”: With respect to each Pari Passu Participated Mortgage Loan, the participation agreement that governs the rights and obligations of the holders of the related participation interests.
“Reinvestment Asset Purchase Price”: As defined in Section 2(b).
“Repurchase Price”: The sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the then-Stated Principal Balance of such Mortgage Asset, plus (ii) accrued and unpaid interest on such Mortgage Asset, plus (iii) any unreimbursed advances made under the Indenture or the Servicing Agreement, plus (iv) accrued and unpaid interest on advances made under the Indenture or the Servicing Agreement on the Mortgage Asset, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action incurred by the Issuer or the Trustee in connection with any such repurchase), plus (vi) the Liquidation Fee, if any, related to such Mortgage Asset, to the extent permitted to be paid under Section 5.03(b) of the Servicing Agreement.
“Retained Interest”: Any origination fees paid on the Mortgage Assets and any interest in respect of any Mortgage Asset that accrued prior to the Closing Date and has not been paid to Seller.
“RRI Interest”: As defined in Section 13.
“Servicing File”: The file maintained by the servicer with respect to each Mortgage Asset.
“Stated Principal Balance”: With respect to each Mortgage Asset, the principal balance as of the Cut-off Date as reduced (to not less than zero) on each Payment Date by (i) all payments or other collections of principal of such Mortgage Asset received or deemed received thereon during the related Collection Period and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Asset during the related Collection Period.
“Subsequent Seller Transfer Date”: As defined in Section 2(b).
“Subsequent Transfer Instrument”: As defined in Section 2(b).
“Unfunded Future Funding Participation”: With respect to each Mortgage Asset that is a Pari Passu Participation, any portion of the related participation interest that is unfunded as of the Closing Date or Subsequent Transfer Date, as the case may be, which unfunded portion will not be an asset of the Issuer or part of the Collateral.
“Whole Loan”: A mortgage loan secured by a first mortgage lien on a commercial property or multifamily property.
2.    Purchase and Sale of the Mortgage Assets.

(a)    Set forth in Exhibit A hereto is a list of Initial Mortgage Assets and certain other information with respect to each of the Initial Mortgage Assets. The Seller agrees to sell to the Issuer, and the Issuer agrees to purchase from the Seller, all of the Initial Mortgage Assets at an aggregate purchase price of U.S. $307,058,493 (the “Purchase Price”). Immediately prior to such sale, the Seller hereby conveys and assigns to the Issuer all of the right, title and interest of the Seller in and to (i) the Initial Mortgage Assets and (ii) all amounts received or receivable on such Initial Mortgage Assets, whether now existing or hereafter acquired, after the Closing Date (other than amounts accrued prior to the Closing Date). The sale and transfer of the Initial Mortgage Assets to the Issuer is conclusive of all rights and obligations from the Closing Date forward with respect to such Mortgage Assets; provided that (i) the sale and transfer of Initial Mortgage Assets that are Pari Passu Participations are made subject to the rights and obligations of each Companion Participation Holder under the related Pari Passu Participation Agreement and (ii) such sale and transfer expressly excludes any conveyance of any Retained Interest, which shall remain the property of the Seller and shall not be conveyed to the Issuer. The Issuer shall cause any Retained Interest to be paid to the Seller (or the Seller’s designee) promptly upon receipt in accordance with the terms and conditions hereof, the Servicing Agreement and the Indenture. For the avoidance of doubt, the Seller is not transferring any obligation to fund any Future Funding Amounts under the Pari Passu Participated Mortgage Loans, all of which will remain the obligation of the party specified under the related Pari Passu Participation Agreement. Delivery or transfer of the Initial Mortgage Assets shall be made on March 2, 2017 (the “Closing Date”), at the time and in the manner agreed upon by the parties. Upon receipt of evidence of the delivery or transfer of the Initial Mortgage Assets to the Issuer or its designee, the Issuer shall pay or cause to be paid to the Seller the Purchase Price in the manner agreed upon by the Seller and the Issuer.
(b)    From time to time, and at any time following the Closing Date and so long as any Note is outstanding, the Seller may present Reinvestment Assets to the Issuer for purchase hereunder. If the conditions set forth in Section 3 below are satisfied with respect to such Reinvestment Assets, the Issuer may purchase and the Seller shall sell and assign, without recourse, to the Issuer, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Seller in and to (i) the Reinvestment Assets, as identified on the schedule attached to the related subsequent transfer instrument (a “Subsequent Transfer Instrument”), which Subsequent Transfer Instrument shall be in the form of Annex A attached hereto and delivered by the Seller on the date of such sale (each, a “Subsequent Seller Transfer Date”), and (ii) all amounts received or receivable on such Reinvestment Assets, whether now existing or hereafter acquired, after the related Subsequent Seller Transfer Date (other than amounts accrued prior to the related Cut-off Subsequent Seller Transfer Date). Such sale and assignment of such Whole Loans or Pari Passu Participations, as the case may be, to the Issuer is conclusive of all rights and obligations from the Subsequent Seller Transfer Date forward, with respect to such Whole Loans or Pari Passu Participations, as the case may be; provided that the sale and transfer of Initial Mortgage Assets that are Pari Passu Participations are made subject to the rights and obligations of each Companion Participation Holder under the related Pari Passu Participation Agreement; provided, further, that such sale and transfer expressly excludes any conveyance of any Retained Interest, which shall remain the property of the Seller and shall not be conveyed to the Issuer hereunder. The purchase price with respect to each such Whole Loans or Pari Passu Participations, as the case may be (the “Reinvestment Asset Purchase Price”), shall be at the price set forth in the related Subsequent

Transfer Instrument. Each schedule of Reinvestment Assets to a Subsequent Transfer Instrument shall be marked as Schedule A to such Subsequent Transfer Instrument and is hereby incorporated and made a part of this Agreement.
(c)    The sale to the Issuer of each Mortgage Asset shall be absolute and is intended by the Seller and the Issuer to constitute and to be treated as an absolute sale of such Mortgage Asset by the Seller to the Issuer, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to the Issuer and such Mortgage Asset shall not be part of the Seller’s estate in the event of the insolvency or bankruptcy of the Seller. Each schedule of Reinvestment Assets pursuant to a Subsequent Transfer Instrument shall be marked as Schedule A to the Subsequent Transfer Instrument and is hereby incorporated and made a part of this Agreement.
(d)    With respect to each Mortgage Asset that is a Whole Loan, the Seller shall transfer record title of such Whole Loan to the Issuer in the manner described in subsection (e) below. With respect to each Mortgage Asset that is a Pari Passu Participation, the Seller shall transfer record title of the related Pari Passu Participated Mortgage Loan to the Issuer in the manner described in subsection (e) below.
(e)    To the extent that the Issuer is designated to be the holder of record title of any Mortgage Loan, within 45 days after the Closing Date, the Seller shall, or shall at the expense of the Seller cause a third party vendor to, (1) complete (to the extent necessary) and submit for recording (in favor of the Issuer) in the appropriate public recording office (a) each assignment of mortgage referred to in clause (i)(8) of the definition of “Mortgage Asset File” in the Indenture which has not yet been submitted for recording and (b) each assignment of assignment of leases and rents referred to in clause (i)(13) of the definition of “Mortgage Asset File” in the Indenture (if not otherwise included in the related assignment of mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in clause (i)(14) of the definition of “Mortgage Asset File” in the Indenture which has not yet been submitted for filing or recording. In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Issuer (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee) for recording or filing, as appropriate, at the Seller’s expense. In the event that the Seller receives the original recorded or filed copy, the Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than 5 Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original mortgage, assignment of mortgage, assignment of leases and rents or assignment of assignment of leases and rents, if applicable, after any has been recorded, the obligations hereunder of the Seller shall be deemed to have been satisfied upon delivery to the Issuer (or the Custodian) of a copy of the recorded original of such mortgage, assignment of mortgage, assignment of leases and rents or assignment of assignment of leases and rents.
3.    Conditions.
The obligations of the parties under this Agreement are subject to satisfaction of the following conditions:
(a)    the representations and warranties contained herein shall be accurate and complete (subject to any exception contained herein and in any applicable Exception Schedule), as of the Closing Date with respect to the Initial Mortgage Assets and as of each Subsequent Seller Transfer Date with respect to the applicable Reinvestment Assets;
(b)    on the Closing Date and on each Subsequent Seller Transfer Date, as applicable, counsel for the Issuer shall have been furnished with all such documents, certificates and opinions as such counsel may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Seller, the performance of any of the Mortgage Assets of the Seller hereunder or the fulfillment of any of the conditions herein contained;
(c)    with respect to the Initial Mortgage Assets, the issuance of the Securities and receipt by the Issuer of full payment therefor; and
(d)    with respect to the Reinvestment Assets sold on a Subsequent Seller Transfer Date, such Reinvestment Assets, collectively and individually (as applicable, after giving effect to the Grant of such Reinvestment Assets to the Issuer) satisfy, or with respect to satisfaction of the Rating Agency Condition are deemed to satisfy, the Reinvestment Criteria in accordance with the terms of the Indenture.
4.    Covenants, Representations and Warranties.
(a)    Each party to this Agreement hereby represents and warrants to the other party that (i) it is duly organized or incorporated, as the case may be, and validly existing as an entity under the laws of the jurisdiction in which it is incorporated, chartered or organized, (ii) it has the requisite power and authority to enter into and perform this Agreement, and (iii) this Agreement has been duly authorized by all necessary action, has been duly executed by one or more duly authorized officers and is the valid and binding agreement of such party enforceable against such party in accordance with its terms.
(b)    The Seller further represents and warrants to the Issuer as of the Closing Date and as of each Subsequent Seller Transfer Date, as applicable, that:
(i)    immediately prior to the sale of the applicable Mortgage Assets to the Issuer, the Seller shall own such Mortgage Assets, shall have good and marketable title thereto, free and clear of any pledge, lien, security interest, charge, claim, equity, or encumbrance of any kind, and upon the delivery or transfer of such Mortgage Assets to the Issuer as contemplated herein, the Issuer shall receive good and marketable title to such Mortgage Assets, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;
(ii)    the Seller acquired its ownership in such Mortgage Assets in good faith without notice of any adverse claim, and upon the delivery or transfer of such Mortgage Assets to the Issuer as contemplated herein, the Issuer shall acquire ownership in such Mortgage Assets in good faith without notice of any adverse claim;
(iii)    the Seller has not assigned, pledged or otherwise encumbered any interest in such Mortgage Assets (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released);
(iv)    none of the execution, delivery or performance by the Seller of this Agreement shall (x) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of the organizational documents of the Seller, or any material indenture, agreement, order, decree or other material instrument to which the Seller is party or by which the Seller is bound which materially adversely affects the Seller’s ability to perform its obligations hereunder or (y) violate any provision of any law, rule or regulation applicable to the Seller of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties which has a material adverse effect;
(v)    no consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by the Seller of this Agreement the failure of which to obtain would have a material adverse effect except such as have been obtained and are in full force and effect;
(vi)    it has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. It is generally able to pay, and as of the date hereof is paying, its debts as they come due. It has not become or is not presently, financially insolvent nor will it be made insolvent by virtue of its execution of or performance under any of the provisions of this Agreement within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. It has not entered into this Agreement or the transactions effectuated hereby in contemplation of insolvency or with intent to hinder, delay or defraud any creditor;
(vii)    no proceedings are pending or, to its knowledge, threatened against it before any federal, state or other governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which, singularly or in the aggregate, could reasonably be expected to materially and adversely affect the ability of the Seller to perform any of its obligations under this Agreement; and

(viii)    the consideration received by it upon the sale of such Mortgage Assets owned by it constitutes fair consideration and reasonably equivalent value for such Mortgage Assets.
(c)    The Seller further represents and warrants to the Issuer as of the Closing Date and as of each Subsequent Seller Transfer Date, as applicable, that:
(i)    the Asset Documents with respect to each such Mortgage Asset do not prohibit the Issuer from granting a security interest in and assigning and pledging such Mortgage Asset to the Trustee;
(ii)    none of such Mortgage Assets will cause the Issuer to have payments subject to foreign or United States withholding tax;
(iii)    with respect to each Initial Mortgage Asset, except as set forth in the Exception Schedule, and with respect to any Reinvestment Assets, except as set forth in the applicable Subsequent Transfer Instrument, the representations and warranties set forth in Exhibit B are true and correct in all material respects; and
(iv)    the Seller has delivered to the Issuer or its designee (A) the original of any Mortgage Note (or a copy of such Mortgage Note together with a lost note affidavit and indemnity), participation certificate, certificate or other instrument, if any, constituting or evidencing such Mortgage Asset (and, in the case of a Pari Passu Participation, the note evidencing the related Pari Passu Participated Mortgage Loan) together with an assignment in blank and all other assignment documents reasonably necessary to evidence the transfer of the Mortgage Asset (and, in the case of a Pari Passu Participation, the related Pari Passu Participated Mortgage Loan, subject to the rights and obligations of the related Companion Participation Holder) including, where applicable, UCC assignments and any other Asset Documents and copies of any other documents related to the Mortgage Asset (and, in the case of a Pari Passu Participation, the related Mortgage Loan, subject to the rights and obligations of the related Companion Participation Holder) in the Seller’s possession, the delivery of which is necessary to perfect the security interest of the Trustee in such Mortgage Asset and (B) copies of the Asset Documents.
(d)    For purposes of the representations and warranties set forth in Exhibit B, the phrases “to the knowledge of the Seller” or “to the Seller’s knowledge” shall mean, except where otherwise expressly set forth in a particular representation and warranty, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case: (i) at the time of the Seller’s origination or acquisition of the particular Mortgage Asset, after the Seller having conducted such inquiry and due diligence into such matters as would be customarily performed by a prudent institutional commercial or multifamily, as applicable, mortgage lender; and (ii) subsequent to such origination, the Seller having utilized monitoring practices that would be utilized by a prudent commercial or multifamily, as applicable, mortgage lender and having made prudent inquiry as to the knowledge of the servicer servicing such Mortgage Asset on its behalf. Also, for purposes of such representations and warranties, the phrases “to the actual knowledge of the Seller” or “to the Seller’s actual knowledge” shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage Asset File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the failure to take such action by, the Seller or any servicer acting on its behalf.
(e)    The Seller shall not later than ninety (90) days from discovery by the Seller or receipt of written notice from any party to the Indenture of (i) its breach of a representation or a warranty pursuant to this Agreement that materially and adversely affects the ownership interests of the Issuer (or the Trustee as its assignee) in a Mortgage Asset, the interests of the Noteholders or the value of a Mortgage Asset (a “Material Breach”), or (ii) any Material Document Defect relating to any Mortgage Asset or Reinvestment Asset, (1) cure such Material Breach or Material Document Defect; provided that if such Material Breach or Material Document Defect cannot be cured within such 90-day period, the Seller shall repurchase the affected Mortgage Asset not later than the end of such 90-day period at the Repurchase Price; provided, however, that if the Seller certifies to the Issuer and the Trustee in writing that (x) any such Material Breach or Material Document Defect, as the case may be, is capable of being cured in all material respects but not within the initial 90-day period and (y) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, then the Seller shall have an additional 90-day period to complete such cure or, failing such, to repurchase the affected Mortgage Asset or the related Mortgaged Property; provided, further, that if any such Material Document Defect is still not cured in all material respects after the initial 90-day period and any such additional 90-day period solely due to the failure of the Seller to have received the recorded or filed document, then the Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Material Document Defect so long as the Seller certifies to the Trustee every 30 days thereafter that such Material Document Defect is still in effect solely because of its failure to have received the recorded or filed document and that the Seller is diligently pursuing the cure of such Material Document Defect (specifying the actions being taken) except that no such deferral of cure or repurchase may continue beyond the date that is 18 months following the Closing Date or the Subsequent Seller Transfer Date, as the case may be, or (2) subject to the consent of a majority of the holders of each Class of Notes (excluding any Note held by the Seller or any of its affiliates), the Seller shall make a cash payment to the Issuer in an amount that the Special Servicer on behalf of the Issuer determines is sufficient to compensate the Issuer for such breach of representation or warranty or defect (such payment, a “Loss Value Payment”), which Loss Value Payment will be deemed to cure such Material Breach or Material Document Defect. Such repurchase or cure obligation by the Seller shall be the Issuer’s sole remedy for any Material Breach or Material Document Defect pursuant to this Agreement with respect to any Mortgage Asset sold to the Issuer by the Seller.
(f)    The Seller hereby acknowledges and consents to the collateral assignment by the Issuer of this Agreement and all right, title and interest thereto to the Trustee, for the benefit of the Secured Parties, as required in Sections 15.1(f)(i) and (ii) of the Indenture.

(g)    The Seller hereby covenants and agrees that it shall perform any provisions of the Indenture made expressly applicable to the Seller by the Indenture, as required by Section 15.1(f)(i) of the Indenture.
(h)    The Seller hereby covenants and agrees that all of the representations, covenants and agreements made by or otherwise entered into by it in this Agreement shall also be for the benefit of the Secured Parties, as required by Section 15.1(f)(ii) of the Indenture and agrees that enforcement of any rights hereunder by the Trustee, the Note Administrator, the Servicer, or the Special Servicer, as the case may be, shall have the same force and effect as if the right or remedy had been enforced or executed by the Issuer but that such rights and remedies shall not be any greater than the rights and remedies of the Issuer under Section 4(e) above.
(i)    On or prior to the Closing Date, or each Subsequent Seller Transfer Date, as applicable, the Seller shall deliver the Asset Documents to the Issuer or, at the direction of the Issuer, to the Custodian, with respect to each Mortgage Asset sold to the Issuer hereunder or under the applicable Subsequent Transfer Instrument. The Seller hereby covenants and agrees, as required by Section 15.1(f)(iii) of the Indenture, that it shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer by each party pursuant to this Agreement.
(j)    The Seller hereby covenants and agrees, as required by Section 15.1(f)(iv) of the Indenture, that it shall not enter into any agreement amending, modifying or terminating this Agreement (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error, in each case, so long as such amendment or modification does not affect in any material respects the interests of any Secured Party), without notifying the Rating Agencies through the 17g-5 Website as set forth in the Indenture.
(k)    ACRE and the Issuer hereby covenant, that at all times (1) ACRE will qualify as a REIT for federal income tax purposes and the Issuer will qualify as a Qualified REIT Subsidiary or other disregarded entity of ACRE for federal income tax purposes, or (2) based on an Opinion of Counsel, the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than ACRE, or (3) based on an Opinion of Counsel, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes (which Opinion may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and/or the Servicer on behalf of the Issuer).
5.    Sale.
It is the intention of the parties hereto that each transfer and assignment contemplated by this Agreement shall constitute a sale of the related Mortgage Asset (and, if applicable, the related Mortgage Loan) from the Seller to the Issuer and the beneficial interest in and title to the Mortgage Assets (and, if applicable, the related Mortgage Loans) shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the parties hereto, the transfer and assignment contemplated hereby is held not to be a sale (for non-tax purposes), this Agreement shall constitute a security agreement under applicable law, and, in such event, the Seller shall be deemed to have granted, and the Seller hereby grants, to the Issuer a security interest in the Mortgage Assets (and, if applicable, the related Mortgage Loans) for the benefit of the Secured Parties and its assignees as security for the Seller’s obligations hereunder and the Seller consents to the pledge of the Mortgage Assets to the Trustee.
6.    Non-Petition.
The Seller agrees not to institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws in any jurisdiction until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under the Indenture. This Section 6 shall survive the termination of this Agreement for any reason whatsoever.
7.    Amendments.
This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by the parties hereto and satisfaction of the Rating Agency Condition; provided that no such amendment shall be effective without the consent of the majority by principal amount of each Class of Notes materially and adversely affected thereby.
8.    Communications.
Except as may be otherwise agreed between the parties, all communications hereunder shall be made in writing to the relevant party by personal delivery or by courier or first-class registered mail, or the closest local equivalent thereto, or by facsimile transmission confirmed by personal delivery or by courier or first-class registered mail as follows:

To the Seller:	ACRC Lender LLC 245 Park Avenue, 42nd Floor New York, NY, 10167 Attention: Real Estate Debt Legal Department & Capital Markets Telecopy: 310-388-3041
with a copy to:
ACRC Lender LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: Chief Accounting Officer
Telecopy: 310-203-8820

To the Issuer:	ACRE Commercial Mortgage 2017-FL3 Ltd.
c/o MaplesFS Limited

Boundary Hall, Cricket Square
Grand Cayman KY1-1102
Cayman Islands
Facsimile number: +1 345 945 7100
Attention: The Directors
with a copy to the Seller (as addressed above);
or to such other address, telephone number or facsimile number as either party may notify to the other in accordance with the terms hereof from time to time. Any communications hereunder shall be effective upon receipt.
9.    Governing Law and Consent to Jurisdiction.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(b)    The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court hearing appeals from the Courts mentioned above, in any action, suit or proceeding brought against it and to or in connection with this Agreement or the transaction contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in any inconvenient forum, that the venue of the suit, action or proceeding is improper or that the subject matter thereof may not be litigated in or by such courts.
(c)    To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.
(d)    The Issuer irrevocably appoints Corporation Services Company, as its agent for service of process in New York in respect of any such suit, action or proceeding. The Issuer agrees that service of such process upon such agent shall constitute personal service of such process upon it.

(e)    The Seller irrevocably consents to the service of any and all process in any action or proceeding by the mailing by certified mail, return receipt requested, or delivery requiring proof of delivery of copies of such process to it at the address set forth in Section 8 hereof.
10.    Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
11.    Limited Recourse Agreement.
All obligations of the Issuer arising hereunder or in connection herewith are limited in recourse to the Collateral and to the extent the proceeds of the Collateral, when applied in accordance with the Priority of Payments, are insufficient to meet the obligations of the Issuer hereunder in full, the Issuer shall have no further liability in respect of any such outstanding obligations and any obligations of, and claims against, the Issuer, arising hereunder or in connection herewith, shall be extinguished and shall not thereafter revive. The obligations of the Issuer hereunder or in connection herewith will be solely the corporate obligations of the Issuer and the Seller will not have recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby or in connection herewith. This Section 11 shall survive the termination of this Agreement for any reason whatsoever.
12.    Assignment and Assumption.
With respect to the Mortgage Assets that are subject to a Pari Passu Participation Agreement, the parties hereto intend that the provisions of this Section 12 serve as an assignment and assumption agreement between the Seller, as the assignor, and the Issuer, as the assignee. Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Issuer all right, title and interest of the Seller in, to and arising out of the related Pari Passu Participation Agreement and the Issuer hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of the Seller with respect to related Pari Passu Participation Agreement from and after the Closing Date or Subsequent Seller Transfer Date, as applicable. In addition, the Issuer acknowledges that each of such Mortgage Assets (including any Pari Passu Participated Mortgage Loans) will be serviced by, and agrees to be bound by, the terms of the applicable Servicing Agreement (as defined in the related or Pari Passu Participation Agreement) .
13.    Risk Retention.
(a)    The Seller represents that it organized and initiated the securitization transaction in connection with which the Securities are being issued.
(b)    On the Closing Date, the Seller, or a “majority-owned affiliate” (as defined in the Credit Risk Retention Rule) of the Seller, will purchase from the Issuer, among other Securities,

100% of the Preferred Shares (the “RRI Interest”, which the parties acknowledge and agree is equal to at least 5% of the fair market value of the Securities.
(c)    The parties hereto acknowledge and agree that the RRI Interest is an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rule).
(d)    The Seller, or a majority-owned affiliate of the Seller, shall act as the “retaining sponsor” under the Credit Risk Retention Rule and (shall directly or indirectly) retain (or cause the retention of) the RRI Interest in accordance with the Credit Risk Retention Rule.
(e)    The Seller shall comply with the terms and conditions set forth in Section 2.5 of the Preferred Share Paying Agency Agreement applicable to the RRI Interest.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Mortgage Asset Purchase Agreement as of the day and year first above written.
ACRC LENDER LLC, as Seller
By: /s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President
ACRE COMMERCIAL MORTGAGE 2017-FL3 LTD., as Issuer
By: /s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President